Exhibit 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 11, 2003 relating to the financial statements and financial statement schedules of Conseco, Inc. and subsidiaries, which appears in Conseco, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such registration statement.




                                              /s/ PricewaterhouseCoopers LLP
                                              ---------------------------------
                                              PricewaterhouseCoopers LLP


Indianapolis, Indiana
December 4, 2003